EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 5, 2022, Ekso Bionics Holdings, Inc. (the “Company", "acquirer” or “Ekso”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Parker-Hannifin Corporation ("Seller"), pursuant to which the Company acquired certain assets related to the Seller’s human motion control business, and software applications, support services and cloud environments related to such business (“HMC" or "Purchased Assets”) from Parker-Hannifin Corporation (the “Acquisition”). The acquisition of HMC occurred on December 5, 2022 (“Final Closing”).

The following unaudited pro forma condensed combined financial statements of Ekso and HMC present the combination of the financial information of Ekso and HMC adjusted to give effect to the Purchase Agreement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the (“Acquisition Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines the historical balance sheet of Ekso and the statement of assets acquired of HMC on a pro forma basis as if the Purchase Agreement had been consummated on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 combine the historical statements of operations of Ekso and the statements of revenues and direct expenses of HMC on a pro forma basis as if the Purchase Agreement had been consummated on January 1, 2021, the beginning of the earliest period presented.

The Acquisition and related transactions are summarized below:

•Ekso acquired HMC for an aggregate initial purchase price of $10,000,000. The transaction price was comprised on $5,000,000 in cash and a $5,000,000 promissory note. The note is a zero coupon note which is subordinated and payable in 16 equal installment of $312,500 commencing on December 31, 2023. The last payment is due and payable September 30, 2027.

•The Purchase Agreement included certain ongoing agreements and commitments which were for transitional services. These services were negotiated at arms-length.

•The following unaudited pro forma condensed consolidated financial information gives effect to the Purchase Agreement that was completed on December 5, 2022, as disclosed in Ekso’s Form 8-K filed on December 5, 2022.

The pro forma adjustments and allocation of purchase price are preliminary, are based on management’s current estimates of the fair value of the assets acquired, and are based on all available information, including preliminary work performed by independent valuation specialists.

As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as an exhibit (the “Form 8-K/A”) and given that certain transitional agreements are still ongoing, Ekso has not completed the detailed valuation analysis necessary to arrive at final estimates of the fair market value of the assets acquired and the related allocations of purchase price. Based on the information currently available, Ekso has made certain adjustments to the historical book values of the acquired Assets to reflect preliminary estimates of fair values necessary to prepare the unaudited pro forma condensed combined financial information, with the excess of the purchase price over the adjusted historical net assets of HMC recorded as goodwill. Actual results may differ from unaudited pro forma condensed combined financial information provided herein once the transitional service periods are complete and Ekso has completed the valuation analysis necessary to finalize the required purchase price allocations and has identified any additional conforming accounting policy changes for acquiree. There can be no assurance that such finalization will not result in material changes.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with Ekso’s historical consolidated financial statements and the historical HMC abbreviated financial statements and accompanying notes filed as exhibits to the Form 8-K/A.

Estimated income tax amounts were not included in the pro forma adjustments as the condensed combined statement of operations generates net operating losses, and it is assumed that it is more likely than not that the benefits from net operating losses will not be realized.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that acquirer believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Ekso would have been had the Acquisition and related financing transactions occurred on the dates indicated, or on any other date, nor are they necessarily indicative of Ekso’s future consolidated results of operations or consolidated financial position after the Acquisition and related financing transactions. Ekso’s actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of acquirer and acquiree business following the date of the unaudited pro forma condensed combined financial statements.

Ekso Bionics Holdings, Inc.
Unaudited Pro forma Condensed Consolidated Balance Sheet
September 30, 2022
(In thousands)

	Historical Ekso Bionics Holdings, Inc. (a)	Historical Human Motion and Control (b)		Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Assets
Current assets:
Cash	$29,180	$—		$—		$(5,000)	(c)	$24,180
Accounts receivable, net	3,398	—		—		—		3,398
Inventories	3,508	1,627		270	(i)	—		5,405
Prepaid expenses and other current assets	668	4		—		—		672
Total current assets	36,754	1,631		270		(5,000)		33,655
Property and equipment, net	959	384		983	(i)(k)	—		2,326
Right-of-use assets	1,374	—		—	(e)	—		1,374
Intangible assets, net	—	99		5,061	(i) (j)	—		5,160
Goodwill	—	—		744	(l)	—		744
Other assets	224	—		—		—		224
Total assets	$39,311	$2,114		$7,058		$(5,000)		$43,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,387	$—		$—		$—		$2,387
Accrued liabilities	2,172	—		—		—		2,172
Deferred revenues, current	1,059	—		—		—		1,059
Note payable, current	1,996	—		—		313	(g)	2,309
Lease liabilities, current	244	—		—	(e)	—		244
Other current liabilities	—	163		—		—		163
Total current liabilities	7,858	163		—		313		8,334
Deferred revenues	1,032	—						1,032
Note payable, net	—	—				3,742	(g)	3,742
Lease liabilities	1,167	—		—	(e)	—		1,167
Warrant liabilities	539	—		—		—		539
Other non-current liabilities	101	—		—		—		101
Total liabilities	10,697	163		—		4,055		14,915
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—		—		—		—
Common stock	13	—		—		—		13
Additional paid-in capital	247,884	—		—				247,884
Accumulated other comprehensive income	1,486	—		—		—		1,486
Accumulated deficit	(220,769)	—						(220,769)
Historical implied equity/net assets acquired	—	1,951	(f)	7,058	(f)	(9,055)	(f)	(46)
Total stockholders’ equity	28,614	1,951		7,058		(9,055)		28,568
Total liabilities and stockholders’ equity	$39,311	$2,114		$7,058		$(5,000)		$43,483

Ekso Bionics Holdings, Inc.
Unaudited Pro forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(In thousands, except per share amounts)

	Historical Ekso Bionics Holdings, Inc. (a)	Historical Human Motion and Control (b)	Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Revenue	$11,246	$3,429	$—		$—		$14,675
Cost of revenue	4,497	1,760	245	(k) (j)	—		6,502
Gross profit	6,749	1,669	(245)		—		8,173

Operating expenses:
Sales and marketing	7,305	655	—		—		7,960
Research and development	2,748	620	—		—		3,368
General and administrative	10,524	3,346	805	(h)	—		14,675
Total operating expenses	20,577	4,621	805		—		26,003

Loss from operations	(13,828)	(2,952)	(1,050)		—		(17,830)

Other (expense) income, net:
Interest expense	(113)	—	—		—		(113)
Gain on forgiveness of note payable	3,962	—	—		—		3,962
Unrealized gain on foreign exchange	1,099	—	—		—		1,099
Other expense, net	(884)	—	—		(317)	(d)	(1,201)
Total other (expense) income, net	4,064	—	—		(317)		3,747

Net loss	$(9,764)	$(2,952)	$(1,050)		$(317)		$(14,083)
Other comprehensive income	830	—	—		—		830
Comprehensive loss	$(8,934)	$(2,952)	$(1,050)		$(317)		$(13,253)

Net loss per share applicable to common shareholders, basic	$(0.80)						$(1.16)
Net loss per share applicable to common shareholders, diluted	$(0.88)						$(1.23)

Weighted average number of shares outstanding, basic	12,193						12,193
Weighted average number of shares outstanding, diluted	12,269						12,269

Ekso Bionics Holdings, Inc.
Unaudited Pro forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2022
(In thousands, except per share amounts)

	Historical Ekso Bionics Holdings, Inc. (a)	Historical Human Motion and Control (b)	Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Revenue	$9,361	$2,232	$—		$—		$11,593
Cost of revenue	4,825	1,143	198	(k)(j)	—		6,166
Gross profit	4,536	1,089	(198)		—		5,427

Operating expenses:
Sales and marketing	5,212	531	—		—		5,743
Research and development	2,855	418	—		—		3,273
General and administrative	7,589	2,577	—		—		10,166
Total operating expenses	15,656	3,526	—		—		19,182

Loss from operations	(11,120)	(2,437)	(198)		—		(13,755)

Other (expense) income, net:
Interest expense	(90)	—	—		—		(90)
Gain on revaluation of warrant liabilities	1,011	—	—		—		1,011
Unrealized loss on foreign exchange	(1,704)	—	—		—		(1,704)
Other income (expense), net	1	—	—		(216)	(d)	(215)
Total other (expense) income, net	(782)	—	—		(216)		(998)

Net loss	$(11,902)	$(2,437)	$(198)		$(216)		$(14,753)
Other comprehensive income	1,503	—	—		—		1,503
Comprehensive loss	$(10,399)	$(2,437)	$(198)		$(216)		$(13,250)

Net loss per share applicable to common shareholders, basic	$(0.92)						$(1.14)
Net loss per share applicable to common shareholders, diluted	$(0.92)						$(1.14)

Weighted average number of shares outstanding, basic	12,896						12,896
Weighted average number of shares outstanding, diluted	12,896						12,896

Note 1. Description of the Transaction

HMC Acquisition Overview

On December 5, 2022, Ekso Bionics Holdings, Inc. (the “Company", "acquirer” or “Ekso”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Parker-Hannifin Corporation, pursuant to which the Company acquired certain assets related to the Seller’s human motion control business, and software applications, support services and cloud environments related to such business (“HMC” or “Purchased Assets”) from Parker-Hannifin Corporation (the “Acquisition”) for an aggregate purchase price of $10 million.
The unaudited pro forma condensed combined financial statements are being provided pursuant to Rule 3-05 of Regulation S-K because the Acquisition of HMC constitutes a significant acquisition that was consummated on December 5, 2022.

To finance the Acquisition, Ekso used $5,000,000 in cash and issued a $5,000,000 subordinated zero coupon promissory note to Parker-Hannifin Corporation (the "Parker-Hannifin Promissory Note").

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements related to purchase of HMC are derived from the historical consolidated financial statements of Ekso and the historical abbreviated financial statements of HMC.

The unaudited pro forma condensed combined financial statements present transaction accounting adjustments for the Purchased Assets, and adjustments for other transactions entered into contemporaneously and in relation to the Acquisition. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022, and year ended December 31, 2021 have been prepared as if the Acquisition had been completed on January 1, 2021, and the unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition had been completed on September 30, 2022.

The acquisition of the Purchased Assets will be accounted for under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Ekso has been treated as the acquirer for financial reporting purposes. Accordingly, the purchase consideration allocated to the Purchased Assets for preparation of these pro forma financial statement is based upon their estimated preliminary fair values as of December 5, 2022. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the Purchased Assets acquired at December 5, 2022 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as an exhibit, the Company has not completed detailed valuation studies necessary to arrive at the final estimates of the fair value of the total assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. As indicated in Note 5 to these unaudited pro forma condensed combined financial statements, Ekso has made certain adjustments to the historical book values of the Purchased Assets of HMC to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the purchase price over the adjusted historical net assets of the Purchased Assets of HMC, recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Ekso has completed the valuation studies necessary to finalize the required purchase price allocations and identified any additional conforming accounting policy changes for HMC. There can be no assurance that such finalization will not result in material changes. The preliminary unaudited pro forma purchase price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs or carve out allocations for the Acquisition or costs for the integration of HMC’s operations. These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of Ekso would have been had the Acquisition been completed on the dates assumed, nor are they indicative of future consolidated results of operations or consolidated financial position. Any transaction, separation or integration costs will be expensed in the appropriate accounting periods after completion of the Acquisition.

Note 3. Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, Ekso conducted an initial review of the accounting policies of HMC to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets to conform to Ekso’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Ekso did not become aware of any material differences between accounting policies of Ekso and HMC.

For the purposes of presenting HMC statements of assets acquired and liabilities assumed and statements of revenues and direct expenses in the pro forma financial statements, balances have been mapped into line items and included in the subtotals as presented in Ekso’s financial statements. All periods for which pro-forma combined financial results are presented have been prepared such that no sales, revenue, or income have been excluded or included more than once.

Note 4. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the acquisition date fair values. The purchase price allocation is preliminary and based on estimates of the fair value as of December 5, 2022.
The table below represents a preliminary allocation of the estimated total consideration to HMC’s assets in the acquisition based on Ekso’s preliminary estimate of their respective fair values:

Fair Value of Asset Purchase
Total Purchase Consideration
Cash consideration	$5,000

Plus: Fair value of zero coupon Parker-Hannifin Promissory Note	4,055
Total purchase price to be allocated	$9,055

Net Assets Acquired
Inventories	$1,784
Fixed and other long-term assets	1,367
Intangible assets	5,160
Net assets acquired	8,311
Preliminary goodwill	$744

Note 6. Acquisition Pro Forma Adjustments

(a) Represents historical balances for Ekso Bionics Holding, Inc as of September 30, 2022 and December 31, 2021.
(b) Represents historical balances for HMC as of September 30, 2022 and December 31, 2021.
(c) Represents cash consideration used to effect the HMC acquisition.
(d) Represents the assumed net increase in interest expense, resulting from the borrowing made under the Parker-Hannifin Promissory Note in connection with the HMC acquisition.

	Year Ended December 31, 2021	Nine Months Ended September 30, 2022
Increase in interest expense (1)	$317	$216
Total adjustment	$317	$216
1) The pro forma adjustment to reflect interest expense on the borrowing made under the Parker-Hannifin Promissory Note is based on a discounted imputed interest rate of 6.4% at December 5, 2022.
(e) Ekso does not anticipate an adjustment to the right-of-use asset or lease liability.
(f) Represents cumulative adjustments to equity resulting from the purchase and borrowings.
(g) Represents borrowings to fund the purchase price, related to the Parker-Hannifin Promissory Note. The components of the adjustments to debt are in the table below:

Pro forma adjustment
Face value of the Parker-Hannifin Promissory Note	$5,000
Less: Fair value of debt discount (for zero coupon note)	(945)
Pro forma adjustment	$4,055
(h) Total non-recurring acquisition-related transaction costs incurred by Ekso after September 30, 2022 were approximately $805,000. Transaction costs primarily relate to professional fees associated with regulatory filings and other Acquisition related activities. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 have been adjusted to increase general and administrative expenses for these non-recurring costs.
(i) Represents the fair value adjustment based on the preliminary purchase price allocation. See table in Note 4 above.
(j) Represents the elimination of historical intangible asset amortization and the inclusion of amortization of intangible assets acquired. See table below:

	For Nine Months Ended September 30, 2022
	Historical amortization	Preliminary estimated amortization	Pro forma adjustment
Total amortization expense	$1	$225	$224

	For the Year Ended December 31, 2021
	Historical amortization	Preliminary estimated amortization	Pro forma adjustment
Total amortization expense	$—	$300	$300

	Estimated fair value	Estimated useful lives
HMC pro forma identifiable intangible assets	$5,160	6-12 years
Less: Historical intangible assets	(99)
Pro forma adjustment	$5,061

As of the effective time of the HMC Acquisition, identifiable intangible assets are required to be measured at fair value, and these assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. With respect to the intangible assets associated with the Acquisition, HMC owns the rights to a number of trade names and trademarks and has established valuable customer relationships. Based on internal assessments as well as discussions with HMC’s management, Ekso has identified developed technology intangible assets as well as in process research and development. For purposes of these unaudited pro forma condensed combined financial statements, the fair value and useful lives of these intangible assets (where applicable) have been estimated primarily based on available public information and Ekso’s financial due diligence review of HMC.

(k) Represents the elimination of historical fixed asset depreciation and the inclusion of depreciation of fixed assets acquired. See table below:

	For Nine Months Ended September 30, 2022
	Historical depreciation	Preliminary estimated depreciation	Pro forma adjustment
Total depreciation expense	$208	$182	$(26)

	For the Year Ended December 31, 2021
	Historical depreciation	Preliminary estimated depreciation	Pro forma adjustment
Total depreciation expense	$319	$264	$(55)

	Estimated fair value	Estimated useful lives
HMC pro forma fixed assets	$1,367	5-12 years
Less: Historical fixed assets	(384)
Pro forma adjustment	$983

As of the effective time of the HMC Acquisition, fixed assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, the fair value and useful lives of these fixed assets (where applicable) have been estimated primarily based on available public information and Ekso’s financial due diligence review of HMC.

(l) Represents excess amount of purchase price over the fair value of the assets acquired (see note 4 above).